DATED               31st March 2001
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                                (1) VIZACOM INC.



                               (2) GW 313 LIMITED








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                           SHARE ACQUISITION AGREEMENT

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                                 Gateley Wareing
                                Cumberland House
                                   35 Park Row
                                   Nottingham
                                     NG1 6EE

                               Tel: 0115 988 6035
                               Fax: 0115 988 6135
                             DX: 15491, Nottingham 2

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DATE:                                                            31st March 2001

PARTIES:

(1) VIZACOM INC. a corporation incorporated in the state of Delaware whose principal place of business is situated at 3512 Veterans' Memorial Highway, Bohemia, New York, 11716 United States of America.

(2) GW 313 LIMITED, a company incorporated in England (company number: 4180821) whose registered office is at Windsor House, 3 Temple Row, Birmingham, B2 5JR.

RECITALS:

(A)  The Vendor owns the Shares.

(B) The Purchaser has agreed to purchase the Shares on the terms of this Agreement.

NOW IT IS HEREBY AGREED as follows:-

1.   DEFINITIONS

     In this Agreement and the Schedules the following definitions will apply:-

     "ACCOUNTS"                 means the audited  financial  statements  of the
                                Company for the year ended on the Accounts Date;

     "ACCOUNTS DATE"            means 31 December 2000;

     "AFFILIATE"                means  in  relation  to any body  corporate, any
                                holding company or subsidiary undertaking from time to time of such body corporate or any subsidiary undertaking from time to time of the holding company of such body corporate;

     "AGREED FORM"              means in a form  agreed  between  the  parties
                                and for the purposes of identification
                                initialled by or on behalf of the Vendor and the Purchaser;

     "BAA AGREEMENT"            means  the  Bill  of  Sale,   Assignment   and
                                Assumption Agreement in the Agreed Form to be entered into on Completion by and between the Vendor the Company and the Subsidiaries concerning certain assets and liabilities

     "BUSINESS DAY"             means  any day  (other  than a  Saturday, Sunday
                                or public holiday)   on  which  banks  in  the
                                City of London are generally open for business;

     "COMPANY"                  means  Serif  (Europe)  Limited  (company number

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                                2117968) further  details of which are set out
                                in part 1 of Schedule 1;

     "COMPLETION"               means completion of this Agreement in accordance
                                with Clause 5;

     "CONNECTED PERSON"         has the same  meaning as in  Section  839 of the
                                Income and Corporation Taxes Act 1988;

     "DIALOG 24"                means  Dialog 24  Limited (company  no. 3910833)
                                being a wholly owned subsidiary of the Company further details of which are set out in Part III of Schedule 1;

     "DISCLOSURE LETTER"        means  the  letter  of the  same  date  of  this
                                Agreement (including the 'agreed bundle' defined therein) delivered by the Vendor to the Purchaser which contains certain disclosures against the Warranties;

     "INTELLECTUAL PROPERTY
         RIGHTS" means patents, trade marks, service marks, registered designs, trade or business names, know-how, copyright, design rights and other intellectual property rights (or any applications for any of such rights);

     "INTER-COMPANY DEBT        means the  aggregate  indebtedness  of the
                                Company and the Subsidiaries to the Vendor on the date of this Agreement;

     "NEGATIVE PLEDGES"         means the negative  pledges to be issued by the
                                Company and Serif Inc. to the Vendor in the Agreed Form;

     "NEWCO SECURITY DOCUMENTS" means the  guarantee and charge over shares to be issued by the Purchaser to the Vendor in the Agreed Form;

     "OPTION LETTER"            means the option  letter in the Agreed Form to
                                be issued on Completion by the Vendor to certain employees of the Company and Serif
                                Inc extending for the 12 month period following Completion the latest option exercise date of certain stock options held by such employees in respect of common stock of the Vendor;

     "PRODUCTS"                 means  the  graphics   software  products  of
                                the  Company identified in Schedule 2;

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     "PROMISSORY NOTE"          means  the  promissory  note  in the  principal
                                amount of $987,500 in the Agreed Form to be issued on Completion by Serif Inc to the Vendor.

     "PURCHASE PRICE"           means  the  consideration  for  the  Shares  as
                                set  out in clause 4.1;

     "PURCHASER"                means GW 313 Limited, company number 3180821;

     "PURCHASER'S SOLICITORS"   means  Gateley  Wareing of Cumberland  House,
                                35 Park Row, Nottingham, NG1 6EE;

     "RECOGNISED INVESTMENT
         EXCHANGE"              has the same  meaning as in Section  207 of the
                                Financial Services Act 1986;

     "RELEVANT DIRECTORS"       means David  Southgate, Gary Bates, James Bryce
                                and Peter Beedham being certain directors of the Purchaser;

     "SERIF INC."               means Serif Inc., being a wholly owned
                                subsidiary of the Company further details of which are set out in Part II of Schedule 1;

     "SERIF GMBH"               means Serif GmbH a company  incorporated in
                                Germany being a wholly owned subsidiary of the Company further details of which are set out in
                                Part IV of Schedule 1;

     "SHARES" means the 188,620 deferred ordinary shares of BP1 each, the 2,327,903 ordinary shares of $1 each, the 188,620 ordinary shares of $0.0001 each the 21,460 deferred 8% preference shares of BP1 each and the 21,460 8% preference shares of $0.0001, in each case in the capital of the Company;

     "SOFTWARE LICENCE"         means  the  software  licence  in  the  Agreed
                                Form  to be granted by Software  Publishing
                                Corporation to the Company on  Completion  in
                                respect of  Harvard  Graphics  and other
                                Software  Publishing   Corporation  software
                                products and including non-compete covenants by Software Publishing Corporation;

     "SUBSIDIARIES"             means Dialog 24, Serif Inc. and Serif GmbH;

     "TAXATION OR TAX"          means all forms of tax, charge,  rate, impost,

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                                duty, levy, liability or sum payable or formerly
                                payable in respect of income, profits,
                                distributions, gains, receipts turnover, payroll or documents, the holding or occupation of any land or interest in land or otherwise at the instance of any revenue, customs, excise, central state or local or municipal government or other authority of the United Kingdom, the United States of America or elsewhere and all penalties charges and interest relating to any liability for or loss of relief from any of the foregoing;

     "VENDOR"                   means Vizacom Inc.;

     "VENDOR'S SOLICITORS"      means Edwards Geldard of 44 The Ropewalk,
                                Nottingham,  NG1 5EL;

     "Warranties"               means the warranties set out in Schedule 3;

2.   INTERPRETATION

2.1 The headings and table of contents in this Agreement are inserted for convenience only and shall not affect its interpretation or construction.

2.2 References in this Agreement to Clauses and Schedules are, unless otherwise stated, references to the Clauses of and Schedules to this Agreement. References to paragraphs are references to the paragraphs of Schedules to this Agreement.

2.3 The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

2.4 Words and expressions defined in the Companies Act 1985 shall, unless they are otherwise defined in this Agreement or the context otherwise requires, bear the same meaning in this Agreement.

2.5 References to statutes shall include any statutory modification, re-enactment or extension of such statute and any orders, regulations, instruments or other subordinate legislation made pursuant to such statute (in each case) on or before the date of this Agreement.

2.6  References in this Agreement to:-

     2.6.1   the singular shall include the plural and vice versa; and

     2.6.2 "persons" shall include bodies corporate, unincorporated associations and partnerships.

3. SALE OF THE SHARES

3.1 The Vendor agrees to sell and the Purchaser agrees to buy the Shares free from all liens, charges and encumbrances.

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3.2  The Shares are sold by the Vendor with full title guarantee.

4.  CONSIDERATION

4.1 The consideration for the sale and purchase of the Shares shall be the payment by the Purchaser to the Vendor of the sum of US $100 to be paid in cash on Completion.

4.2 On Completion, the Purchaser shall also procure the repayment by Serif Inc. to the Vendor in cash of US $150,000 of the Inter-Company Debt.

4.3 The Purchaser shall procure that Serif Inc. complies fully with the provisions of the Promissory Note.

4.4 Save as set out in the Promissory Note, the balance of the Inter-Company Debt shall have been capitalised by the Vendor prior to Completion. The Vendor accordingly acknowledges that neither the Vendor nor any Affiliate of the Vendor has any claim against the Company or Serif Inc. save as set out in the Promissory Note or the BAA Agreement or the Software Licence.

4.5 Unless otherwise stated, the Vendor authorises the Purchaser to pay all sums due under this Agreement to the Vendor's Solicitors. The receipt for any moneys due under this Agreement by the Vendor's Solicitors will give a full and valid discharge to the Purchaser.

4.6  Until the Promissory Note is repaid in full, the Vendor shall be entitled:-

     4.6.1 if the Company is late in making at least one monthly payment under the Promissory Note or in providing the information required under clause 4.6.2 below, to examine the accounting records of the Purchaser, the Company and Serif Inc, to the same extent as a director of an English company; this right not to be exercised more than once in any given year;

     4.6.2 to receive monthly management accounts including a balance sheet, profit and loss account and cash flow statement in respect of the Company and Serif Inc. no later than 15 days after the end of the month in question.

5.   COMPLETION

5.1 The Purchaser shall not be required to complete the purchase of the Shares unless all of the Shares are transferred at the same time and all of the Vendor's obligations pursuant to Clauses 5.2 and 5.3 are satisfied in full. Subject to this, the sale and purchase is to be completed at the offices of the Purchaser's Solicitors immediately following exchange of this aAgreement. On Completion:-

5.2  The Vendor shall deliver to the Purchaser:

     5.2.1 duly executed transfers of the Shares in favour of the Purchaser (or as it may direct) together with the share certificates for the Shares;

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     5.2.2  the common seal (if any), certificate of incorporation  and certificate of incorporation on change of name of the Company and Serif Inc and Dialog24 Limited together with the statutory books and minute books of those companies;

     5.2.3 the written resignations in the Agreed Form of Alan Schoenbart, and Neil Kaufman as directors and secretary of the Company. and the Subsidiaries

     5.2.4 the written resignations in the Agreed Form of Ernst & Young as auditors of the Company and Dialog 24 Limited;

     5.2.5  the BAA Agreement duly executed by the Vendor;

     5.2.6  the   Software   Licence  duly   executed  by  Software   Publishing
            Corporation;

     5.2.7  the Option Letter duly executed by the Vendor;

5.3 The Vendor and the Purchaser will then procure that a board meeting of the Company and the Subsidiaries are held at which:-

     5.3.1 such persons as the Purchaser may nominate are appointed as director and secretary;

     5.3.2  BDO Stoy Hayward are appointed as auditors;

     5.3.3 all bank mandates and authorities are amended in such terms as the Purchaser may require; and

     5.3.4 in respect of the board meeting relating to the Company the transfers referred to in Clause 5.2.1 are approved for registration (subject only to stamping);

5.4  The Purchaser will then:-

     5.4.1 pay or procure the payment of the amounts referred to in clauses 4.1 and 4.2 to the Vendor's Solicitors by means of banker's draft or telegraphic transfer;

     5.4.2 deliver to the Vendor the Software Licence, the Promissory Note and the BAA Agreement duly executed by the Company and its Subsidiaries; and

     5.4.3 deliver to the Vendor the Newco Security Documents duly executed by the Purchaser and the Negative Pledges duly executed by the Company and Serif Inc.

5.5  Title to the Shares will pass to the Purchaser upon Completion.

6.   WARRANTIES OF THE VENDOR

6.1 The Vendor warrants to the Purchaser in the terms set out in Schedule 3 as at Completion.

6.2  The Warranties are given subject to:-

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     6.2.1  those matters which are fairly disclosed in the  Disclosure  Letter;
            and

     6.2.2 any matters of which the Purchaser is aware on or before the date of this Agreement. For this purpose, the knowledge of the Purchaser shall be anything of which any Relevant Director is actually aware or would have been aware if he had made enquiries of employees and advisers of the Company into the subject matter of the Warranty.

6.3 The Vendor warrants to the Purchaser that the information contained in the Disclosure Letter:

     6.3.1  is true and  accurate in all material  respects;  and

     6.3.2 does not omit anything which would make such information untrue, incorrect or misleading in any material respect.

6.4 Each of the Warranties gives rise to a separate and independent obligation; the interpretation of each of the Warranties is not to be limited by reference to any other Warranty or the provisions of this Agreement.

6.5 All Warranties which relate to the knowledge, information, belief or awareness of the Vendor are given by it only based on the actual knowledge, information and belief of the current officers of the Vendor.

6.6 Any payment required to be made by the Vendor pursuant to the Warranties is to be paid in cash.

6.7 No claim may be made against the Vendor for breach of the Warranties (other than the Warranties relating to Taxation) unless notice is served on the Vendor within two years of Completion. Such notice shall provide sufficient information to enable the Vendor to identify the subject matter of the claim and, where practicable, an estimate of the amount of the claim.

6.8 No claim may be made against the Vendor for breach of the Warranties relating to Taxation unless notice is served on the Vendor within 7 years of Completion. Such notice shall provide sufficient information to enable the Vendor to identify the subject matter of the claim and, where practicable, an estimate of the amount of the claim.

6.9 The Vendor shall not be liable for any breach of the Warranties unless the amount claimed by the Purchaser in respect of such breach or claim when aggregated with all other claims for breach of the Warranties exceeds US $25,000 in which case the Vendor will be liable only for the excess amount of such claims.

6.10 The aggregate liability of the Vendor for all claims made for breach of the Warranties shall not exceed US $400,000.

6.11 No claim may be made by the Purchaser for breach of the Warranties to the extent to which the claim is covered by insurance or relates to any matter provided for or included as a liability or disclosed in the Accounts or the Financial Statements (as defined in

                                       7
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     Schedule 3) or to the extent that a claim arises as a result of any change of law  occurring  after the date of this Agreement.

6.12 Any claim made by the Purchaser for breach of the Warranties shall take into account the extent to which the Purchaser has previously recovered or recovers compensation from a third party in relation to the subject matter of the claim. The Purchaser shall use its best endeavours to prosecute efficiently any such claims for recovery from third parties.

6.13 No claim may be made under the Warranties to the extent that the Purchaser has previously made a claim and received compensation under the Warranties in respect of the same breach or subject matter.

6.14 The Vendor shall not be liable under the Warranties in respect of any claim based upon information provided to the Vendor or its advisers by any of the Relevant Directors.

6.15 The Purchaser shall not be entitled to set-off any amounts due by the Purchaser or the Company or Serif Inc. to the Vendor pursuant to the terms of this Agreement or the Promissory Note against the amount of any claim under the Warranties.

7.   WARRANTIES OF THE PURCHASER

7.1  The Purchaser warrants to the Vendor that:-

     7.1.1 the Purchaser is duly incorporated and validly existing under the laws of the United Kingdom and has full corporate power to enter into and complete this Agreement and the Newco Security Documents and the Company and Serif Inc. have full corporate power and authority to enter into and complete the Promissory Note, the Software Licence, the Negative Pledges and the BAA Agreement;

     7.1.2 the execution and delivery by the Purchaser of this Agreement and of the Newco Security Documents, the performance by the Purchaser of its obligations under this Agreement, and the execution by the Company and Serif Inc. of the Promissory Note, the Software Licence, the Negative Pledges and the BAA Agreement, has been duly and validly authorised by the board of directors of the relevant company;

     7.1.3 this Agreement has been duly and validly executed by the Purchaser and constitutes, and upon the execution and delivery by the Purchaser and (as the case may be) the Company of the Newco Security Documents, the Negative Pledges, Promissory Note, the Software Licence and the BAA Agreement, this Agreement and such other documents will contribute legal, valid and binding obligations of (as the case may be) the Purchaser or the Company or Serif Inc. enforceable in accordance with its terms; and

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

     7.1.4 the execution and delivery by the Purchaser of this Agreement and of the Newco Security Documents and the execution by the Company and Serif Inc. of the Promissory Note, the Software Licences, the Negative Pledges and the BAA Agreement together with the performance by the Purchaser or (as the case may be) the Company of its obligations under this Agreement or under such other documents, does not and will not conflict with or result in a violation of any of the provisions of the constitutional documents for the time being of the Purchaser or (as the case may be) the Company

7.2 The maximum aggregate liability of the Purchaser in respect of all or any claims made by the Vendor for breach of the warranties set out in this clause 7 shall be limited to and shall not exceed $400,000.

8.   RESTRICTIONS ON THE VENDOR

8.1 For the purpose of assuring to the Purchaser the full benefit of the goodwill and business of the Company and in consideration of the agreement of the Purchaser to purchase the Shares on the terms of this Agreement, the Vendor hereby agrees and undertakes with and represents and warrants to the Purchaser and its successors in title as separate agreements, undertakings, representations and warranties that except insofar as it may be authorised to do so by the Purchaser in writing, the Vendor shall not and the Vendor shall procure that any Affiliate of the Vendor shall not:-

     8.1.1 for the period of two years after Completion be either directly or indirectly interested or engaged in any manner or capacity whatsoever in the development or sale or in any other company or business (except as the holder of not more than 5% in aggregate of the issued share capital of a company where such shares are for the time being listed or dealt with on any Recognised Investment Exchange) which is engaged in the development or sale of any
            graphics   software  products ("Competing Products") which are
            competitive with any of the Products;

     8.1.2 for the period of two years after Completion, directly sell to any person any Competing Products or procure orders from or do business with any person, firm or company which has at any time during the period of 12 months prior to the date of this Agreement been a customer of or done business with the Company or any of the Subsidiaries provided that this shall not prohibit the procuring of any order or commissions or the doing of business which in no way concerns a Competing Product.

8.2 The Vendor acknowledges that the restrictions contained in this clause 8 are reasonable in all the circumstances but in the event that any such restriction shall be found to be void but would be valid if some part thereof was deleted or the period or area of application reduced, such restrictions shall apply with such modification as may be necessary to make it valid and effective.

8.3 The Vendor acknowledges and agrees that the Purchaser, the Company and the Subsidiaries shall be entitled to implement any convergence marketing (as such term is defined in promotional literature of the Vendor) program which it deems appropriate without any claims, liabilities, royalties or other payments to the Vendor in respect thereof, so long as no Intellectual Property Right of the Vendor or any of its Affiliates is used in connection therewith.. The Vendor expressly waives any rights which it may have to receive any royalties or payments in relation thereto.]

9.   NAME AND GOODWILL

     The Vendor undertakes to the Purchaser that it will not at any time after Completion use the name "Serif" (whether as a corporate or trading name or otherwise) or any other name which is identical to or liable to be confused with such name.

10.  ANNOUNCEMENTS

     Save as may be required by law or the regulations of any Recognised Investment Exchange, no announcement relating to the sale and purchase of the Shares shall be made by either party without the prior written consent of the other party.

11.  FURTHER ASSURANCE

11.1 The Vendor and the Purchaser shall each do and execute all such further acts, things, deeds and documents as may be necessary or reasonably requested by the other to give effect to the terms of this Agreement and to vest in the Purchaser title to the Shares.

11.2 The Purchaser shall use its best endeavours to procure that the employees of the Company and the Subsidiaries shall co-operate as reasonably required (including reasonable payment for expenses incurred) with regard to the litigation or potential litigation between the Vendor and the former shareholders of respectively Junction 15 Limited and Intermethods Limited and in any way concerning all or any of the liabilities assumed by the Vendor pursuant to the BAA Agreement.

11.3 The Vendor shall use its best endeavours to procure that the employees of the Vendor and its Affiliates shall cooperate as reasonably required (including reasonable payment for expenses incurred) in any way concerning the assets to be transferred or liabilities to be assumed by the Company and the Subsidiaries pursuant to the BAA Agreement.

11.4 Each of the parties shall deliver to the other any documents or records held by it relating exclusively to the affairs of that other or that other's Affiliates upon written request.

12.  NOTICES

12.1 Any notice required to be given pursuant to this Agreement shall be in writing signed by, or on behalf of, the person issuing the notice. Notices may be served by personal

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


     delivery, recognised overnight courier service, recorded delivery post or facsimile transmission:-

     12.1.1 in the case of the Vendor, to the address set out at the beginning of this Agreement or the principal business address of the Vendor from time to time with a copy to Kaufman & Moomjian of 50 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, United States of America for the attention of Neil Kaufman; and

     12.1.2 in the case of the Purchaser, to its registered office for the time being.

12.2 Notices served in accordance with Clause 12.1 shall be deemed to have been received:-

     12.2.1 if delivered personally or by recognised overnight courier,, upon delivery (unless such delivery takes place on a day which is not a Business Day or after 5.00p.m. on a Business Day, in which case notice will be deemed to have been received at 10.00a.m. on the next Business Day);

     12.2.2 if served by recorded delivery post, at the close of business on the Business Day following the date of delivery; and

     12.2.3 if served by facsimile transmission, upon receipt of confirmation that the notice has been transmitted (unless such transmission takes place on a day which is not a Business Day or after 5.00p.m. on a Business Day, in which case notice will be deemed to have been received at 10.00a.m. on the next Business Day).

12.3 In proving service by post it will be necessary only to prove that the notice was properly stamped, addressed and posted. In proving service by recognised overnight courier, it will be necessary only to prove that the notice was property addressed and delivered to the overnight courier


13.  ASSIGNMENT

     No part, shall be entitled to assign this Agreement (or benefit or burden of any part or parts of it) without the prior written consent of the other party.

14.  COUNTERPARTS

     This Agreement may be executed in one or more parts, each of which when executed shall be an original. All counterparts together shall constitute one and the same agreement.

15.  ENTIRE AGREEMENT AND VARIATIONS

15.1 This Agreement (together with the documents referred to in this Agreement) constitutes the entire agreement between the parties with respect to all matters referred to in it. [The Purchaser irrevocably and unconditionally waives any right it may have to claim damages for any misrepresentation not contained in this Agreement or breach of any

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

     warranty not contained in this Agreement unless such representation or warranty was made fraudulently.

15.2 No variations to this Agreement shall be effective unless made in writing and signed by all the parties.

16.  COSTS

16.1 Each party shall bear the costs of its own financial accountancy and legal advice in relation to this Agreement.

16.2 Stamp duties, documentary taxes, property transfer taxes and any other taxes fees or charges which may be payable on or in respect of this Agreement and any other document which should be brought into existence for the purpose of giving effect hereto or on or in respect of any transaction or transfer of property pursuant hereto shall save as otherwise expressly agreed be performed by the party which would usually and customarily pay the same which (for the avoidance of doubt) means the Purchaser in the case of any stamp duty on the transfer of the Shares pursuant to this Agreement.

17.  SURVIVAL OF CERTAIN PROVISIONS

     This Agreement shall remain in full force and effect after Completion in respect of any matters, covenants or conditions which shall not have been fulfilled or performed prior to Completion and the Warranties and all other obligations given or undertaken shall (except for any obligations fully performed) continue in full force and effect notwithstanding Completion.

18.  WAIVERS

     No omission to exercise or delay in exercising on the part of any party to this Agreement any right, power or remedy provided by law or under this Agreement shall constitute a waiver of such right, power or remedy or any other right, power or remedy or impair such right, power or remedy. No single or partial exercise of any such right, power or remedy shall preclude or impair any other or further exercise thereof or the exercise of any other right, power or remedy provided by law or under this Agreement.

19.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with English law. The parties agree to submit to the non-exclusive jurisdiction of the English Courts as regards any claim or matter arising under this Agreement.

IN WITNESS of which the parties have executed this Agreement on the date set out above.

                                   SCHEDULE 1

                   DETAILS OF THE COMPANY AND THE SUBSIDIARIES

                                     PART I

SERIF (EUROPE) LIMITED

NAME:                                   Serif (Europe) Limited

REGISTERED OFFICE:                      Unit 12 Wilford Industrial Estate,
                                        Nottingham, NG11 7EP

COMPANY NUMBER:                         2117968

DATE OF INCORPORATION:                  1 April 1987

AUTHORISED SHARE CAPITAL:               188,620  Deferred  Ordinary  Shares of
                                        BP1 each,  2,327,903  Ordinary  Shares
                                        of $1 each,  188,620  Ordinary  Shares
                                        of $0.0001 each,  21,460  Deferrred 8%
                                        Preference Shares of BP1 each and 21,460
                                        8p Preference Shares of $0.0001 each

ISSUED SHARE CAPITAL:                   The Shares

DIRECTORS:                              Gary Bates, David Southgate, Vincent
                                        DiSpigno, Neil Kaufman and
                                        Alan Schoenbart

SHAREHOLDER:                            Vizacom Inc.

CHARGES/MORTGAGES:                      Mortgage  Debenture dated 9 October 1989
                                        and Charge over Credit Balances dated 11
                                        October 1994 in favour of National
                                        Westminster Bank plc


                                     PART II

NAME:                                   Serif Inc

REGISTERED OFFICE:                      n/a

COMPANY NUMBER:                         n/a

DATE OF INCORPORATION:                  28 January 1988

AUTHORISED SHARE CAPITAL:               1,000 Shares of Common Stock, no par
                                        value

ISSUED SHARE CAPITAL:                   121.405

DIRECTORS:                              Vincent DiSpigno and Neil Kaufman

SHAREHOLDER:                            Serif (Europe) Limited

CHARGES/MORTGAGES:                      See Disclosure Letter

                                    PART III

DIALOG 24 LIMITED

NAME:                                   Dialog24 Limited

REGISTERED OFFICE:                      Unit 12, Wilford Industrial Estate,
                                        Nottingham, NG11 7EP

COMPANY NUMBER:                         3910833

DATE OF INCORPORATION:                  20 January 2000

AUTHORISED SHARE CAPITAL:               BP1,000 divided into 1,000 Ordinary
                                        Shares of BP2 divided into 2 Ordinary
                                        Shares of BP1 each

ISSUED SHARE CAPITAL:

DIRECTORS:                              Gary Bates, David Southgate, Vincent
                                        DiSpigno, Neil Kaufman and Alan
                                        Schoenbart

SHAREHOLDER:                            Serif (Europe) Limited

CHARGES/MORTGAGES:                      None.

                                     PART IV

SERIF GMBH

NAME:                                   Serif GmbH

REGISTERED OFFICE:                      Handelsregister Aachen

COMPANY NUMBER:                         HRB 8054

DATE OF INCORPORATION:                  14 January 1999

AUTHORISED SHARE CAPITAL:               25,000 Euros

ISSUED SHARE CAPITAL:                   25,000 Euros

DIRECTORS:                              David Charles Southgate

SHAREHOLDER:                            Serif (Europe) Limited

CHARGES/MORTGAGES:                      None

                                   SCHEDULE 2

                         The Graphics Software Products





1.      PagePlus                        Desk top publishing range

2.      DrawPlus                        Graphics and illustration range

3.      PhotoPlus                       Digital image editing range

4.      3DPlus                          Three dimensional graphic editing range

5.      WebPlus                         Website authoring range

6.      Clip art and stock photograph collections

                                   SCHEDULE 3

                                   WARRANTIES
1.   INTERPRETATION

     In this Schedule 3, the following expressions shall have the following meanings:-

     "COMPANY"                       notwithstanding the definition contained
                                     in  clause  1,  the  Company  and  each
                                     of the Subsidiaries as if the Warranties were set out in full in respect of each such company save as expressly stated otherwise in this Schedule;

     "CONTRACT"                      any agreement, arrangement or
                                     understanding whether legally binding
                                     or not.

2.   CAPACITY

     The execution and delivery of and performance by the Vendor of its obligations pursuant to this Agreement will not conflict with, or result in a breach of:-

2.1  any contract or arrangement to which the Vendor is a party or subject; or

2.2 any order, judgement, ordinance, regulation or other restriction relating to the Vendor imposed by a regulatory body or court having jurisdiction over it.

3.   THE SHARES

3.1 The Shares comprise the entire issued share capital of Serif (Europe) Limited. So far as the Vendor is aware, no other person has been granted any right or option to subscribe for any share or loan capital in the Company whether exercisable now or at any time in the future.

3.2 There are no rights of pre-emption over or restrictions relating to the sale of the Shares which might operate to restrict the sale of the Shares to the Purchaser.

3.3 The information contained in Schedule 1 with respect to Serif Inc. is complete and accurate in all respects.

4.   THE ACCOUNTS AND FINANCIAL STATEMENTS

     Attached hereto as Schedule 4 are the unaudited internal financial statements of Serif Inc. (the "Financial Statements") for the calendar year ended December 31, 2000.

     4.1 For the relevant periods, the Financial Statements: (1) present fairly the financial position of Serif Inc. at such dates and the results of operations and cash flows for the respective periods ended on such dates; and (2) were prepared on a basis consistent with the consolidated financial statements of Vendor (which have been prepared in accordance with United States generally accepted accounting principles ("GAAP")), subject to normal adjustments and do not contain footnotes that would be required by GAAP. The Financial Statements are in accordance with the books and records maintained by Serif Inc.

     4.2 As at December 31, 2000, Serif Inc. had no liabilities, commitments or obligations of any nature, not shown and adequately provided for in the Financial Statements as of such date or in the Schedules to this Agreement.

5    TAXATION

5.1  SERIF INC.

     (a) True and correct copies of Serif Inc.'s New Hampshire state income tax returns (unitary filing) for the years ended December 31, 1998 and 1999, have been delivered to Buyer. All tax returns (including information returns) required by any jurisdiction to have been filed by or with respect to Serif Inc. have been timely filed, except for returns with respect to which extensions have been granted, and each such return is true, correct and complete.

     (b) Except as set forth in Schedule 4, all liabilities of Serif Inc. to any jurisdiction for taxes of every kind and nature, including interest thereon and penalties with respect thereto, (collectively "Taxes") relating to any period prior to 31 December 2000 have been timely paid by Serif Inc. or are accrued and provided for in the Financial Statements for the period ended December 31, 2000. Any liability for Taxes incurred by Serif Inc. since December 31, 2000 was incurred in the ordinary course of business.

     (c) Neither the Internal Revenue Service nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to Serif Inc. or any of their operations or business; there are no pending or threatened tax claims or assessments; and there are no pending or threatened tax examinations by any taxing authorities.

     (d) Serif Inc. has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns for any fiscal year. Serif Inc. has not consented to the application of Section 341(f) of the Code.

     (e) Since August 31, 1996, Serif Inc. has been a "C" corporation, as defined in Section 1361(a) of the Code.

5.2 Serif Inc has available net operating loss carryforwards of at least $6,300,000 for U.S. Federal income tax purposes, after giving effect to projected losses in 2000.

5.3  SERIF (EUROPE) LIMITED

     The Vendor has not received any notice, claim or correspondence from any Taxation authority with regard to the Taxation affairs of Serif (Europe) Limited which has not been copied to the Relevant Directors.

6.   EVENTS SINCE THE ACCOUNTS DATE

6.1  Since the Accounts Date to the knowledge of the Vendor:-

     6.1.1 Serif Inc. has carried on its business in the ordinary and usual course without any material interruption or alteration in the nature, scope or manner of its operation except pursuant to the transactions contemplated by this Agreement;

     6.1.2 Serif Inc. has not disposed of any assets or assumed any liabilities otherwise than in the ordinary and normal course of carrying on its business;

7.   LITIGATION

7.1 So far as the Vendor is aware, Serif Inc. is not at present engaged whether as plaintiff, defendant or otherwise in any material legal action, proceedings or arbitration in connection with its business or otherwise.

7.2 So far as the Vendor is aware, there is no material claim, legal action, litigation, arbitration or prosecution, pending, current or threatened by or against Serif Inc. or to which Serif Inc. is or may become a party or in respect of which Serif Inc. is or may become vicariously liable or liable to indemnify any party concerned.

8.   CONTRACTUAL COMMITMENTS

     Neither the Vendor nor any Affiliate of the Vendor (other than the Company) nor any of their respective officers or employees has committed the Company to any Contract of which the Relevant Directors are not actually aware save to the extent disclosed in the Disclosure Letter.

9.   TITLE

     So far as the Vendor is aware, Serif Inc. is the legal and beneficial owner of all of the assets used by it in its business and none of its assets are subject to any leasing, hire purchase, contract hire, rental, credit sale or similar agreement or arrangement or any lien, charge or encumbrance or other third party right save to the extent set out in the Disclosure Letter.

10.  INTELLECTUAL PROPERTY

10.1 Neither the Vendor nor any Affiliate of the Vendor (other than the Company) has any interest or right in the Intellectual Property Rights which are owned by or used in the business of the Company save for Intellectual Property Rights licensed pursuant to the Software License.

10.2 No notice has been given by a third party to Neil Kaufman or Alan Schoenbart to the effect that the processes employed in the products, computer software and services dealt in by the Company infringe any Intellectual Property Rights (whether registered or not) vested in any other party.

10.3 Neither the Vendor nor any Affiliate of the Vendor (other than the Company) has transferred any of the Intellectual Property Rights owned by or used in the business of the Company.

11.  INSOLVENCY

11.1 No resolutions have been passed and so far as the Vendor is aware, no order has been made or any other proceeding commenced in respect of the insolvency of Serif Inc.

11.2 So far as the Vendor is aware, no distress, execution or other process which remains undischarged has been levied on the assets of Serif Inc.




EXECUTED as a DEED by                )
VIZACOM INC. acting by:-             )  /s/ Vincent DiSpigno
                                     )
                                        /s/ Neil M. Kaufman




EXECUTED as a DEED by GW 313 LIMITED )
acting by:-                          )
                                     )            Director     /s/ Gary Bates
                                     )                      --------------------
                                     )
                                     )    Director/Secretary /s/ David Southgate
                                                            --------------------